EXHIBIT 10.4

AMENDMENT TO RETIREMENT BENEFIT PACKAGE AGREEMENT

This Amendment to Retirement Benefit Package Agreement (the “Amendment”) is made and entered into as of February 17, 2015 (the “Effective Date”) by and between Ross Stores, Inc. (“Company” or “Ross”) and Norman A. Ferber, an individual (“Ferber”), and amends the Amended and Restated Retirement Benefit Package Agreement entered into by the Company and Ferber effective as of January 6, 2010 and subsequently amended effective January 30, 2012 (collectively, the “Agreement”) as follows:

1.	The following additional sentence is added to the end of Section 1.3 of the Agreement:

1.3. Estate Planning.… Upon Ferber’s death, the benefits of this Section 1.3 shall then inure to Ferber’s then-spouse (at the time of his death), until her death, with respect to estate planning fees or expenses actually incurred by Ferber’s then-spouse.

2.	The portion of Section 4.4 of the Agreement setting forth the address of Company is deleted in its entirety and replaced with the following new address:

4.4. Notice.…

If to Company:    Ross Stores, Inc.
5130 Hacienda Drive
Dublin, CA 94568
Attn: General Counsel

3.	Except as so amended, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the first date first above written.

Company:		Contractor:

ROSS STORES, INC.

	/s/ G. Orban	/s/ Norman A. Ferber
By:	George Orban	Norman A. Ferber
Chairman, Compensation Committee